UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material Pursuant to §240.14a-12

TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KISTEFOS AS, CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”).  SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE COMPANY’S STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN THE SCHEDULE 13D FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

* * *

The following letter was delivered by Kistefos AS to the Company on February 27, 2009.

BY COURIER AND FACSIMILE

February 27, 2009

Rishi Varma, Esq.

Corporate Secretary

Trico Marine Services, Inc.

3200 Southwest Freeway

Suite 2950

Houston, Texas 77027

Re: Annual Meeting of the Stockholders of Trico Marine Services, Inc.

Dear Mr. Varma:

This letter shall serve as notice that Kistefos AS (“Kistefos”), a stockholder of Trico Marine Services, Inc. (the “Corporation”), in accordance with Section 7 of Article II of the Eighth Amended and Restated Bylaws (the “Bylaws”) of the Corporation, hereby (i) makes the following nominations for election to the Board of Directors of the Corporation (the “Board”) at the 2009 annual meeting of the stockholders of the Corporation, including any adjournments, reschedulings, continuations or postponements thereof or any special meeting that may be called in lieu thereof (the “Annual Meeting”), and (ii) submits the proposals below of other business to be considered at the 2009 Annual Meeting.

Kistefos is the beneficial owner of 3,535,959 shares, or approximately 22.8%, of the outstanding common stock of the Corporation.

The business to be transacted at the Annual Meeting shall include the following:

Proposal 1.  The nomination for election of Christen Sveaas, in accordance with Section 8 of Article III of the Bylaws, to replace Joseph S. Compofelice, a Class II Director currently serving on the Board whose term will expire at the Annual Meeting, or any person named or nominated to succeed him or to fill any vacancy created by the death, retirement, resignation or removal of any of them.

Proposal 2. The nomination for election of Åge Korsvold, in accordance with Section 8 of Article III of the Bylaws, to replace Ben A. Guill, a Class II Director currently serving on the Board whose term will expire at the Annual Meeting, or any person named or nominated to succeed him or to fill any vacancy created by the death, retirement, resignation or removal of any of them.

Proposal 3.  The adoption of an amendment to Section 4 of Article II of the Bylaws, which shall be deleted and replaced it in its entirety with the following:

“Section 4. Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the CEO, or by a majority of the total number of directors serving on the Board of Directors, and shall be called by the Secretary within fifteen (15) days of receipt of a request from any two or more beneficial owners of the stock of the Corporation entitled to vote at such meeting, each such owner being unaffiliated with the other and collectively owning at least 15% of such stock in the aggregate, which request shall state the business proposed to be transacted at the special meeting. The special meeting shall take place at such time and at such place as may be stated in the notice of the meeting delivered pursuant to Article II, Section 6 below. Business transacted at a special meeting shall be confined to the purpose(s) stated in such notice. This Section 4 of Article III shall not be amended or repealed by the Board of Directors without a unanimous vote of all of the directors then serving on the Board of Directors.”

Proposal 4.  The adoption of a resolution in the following form:

“RESOLVED, that each provision of or amendment to the bylaws of the Corporation as of the effectiveness of this resolution that were not included in the eighth amended and restated bylaws of the Corporation filed with the Securities and Exchange Commission on December 15, 2008, other than any amendments contemplated by the foregoing proposals, be and are hereby repealed.”

This notice shall serve to satisfy the notice requirements of Article II of the Bylaws as to the nominations and proposals described herein.  The reasons for conducting such business at the Annual Meeting are set forth in Kistefos’ Schedule 13D filed with the Securities and Exchange Commission and the amendments thereto, which are and shall be incorporated by reference herein.

The information regarding Kistefos and each of Messrs. Sveaas and Korsvold required under Section 7 of Article II of the Bylaws is attached hereto as Annex IA, Annex IB and Annex IC, respectively, and incorporated by reference herein.  The information included therein is provided at Kistefos’ knowledge as of the date hereof.  Kistefos reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Corporation as soon as reasonably practicable, although Kistefos does not commit to update any information which may change from and after the date hereof.

Kistefos reserves the right to nominate substitute persons for election to the Board if any of the nominees named above is unable or hereafter becomes unwilling for any reason to serve as a director or if the Corporation makes or announces any changes to its Bylaws, or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the above nominees to the Board. To the extent that the size of the Board is increased or proposed to be increased to a number greater than seven (7), Kistefos reserves the right to nominate additional nominees to be elected to the Board at the Annual Meeting, in addition to taking any other action Kistefos may deem appropriate.

Kistefos also reserves the right, consistent with the requirements of applicable law or regulation, or in response to any ruling of a court of competent jurisdiction or regulatory body with jurisdiction, to modify these proposals and/or submit additional proposals, fewer proposals or different proposals at the Annual Meeting, including any such proposals intended to accomplish the election of Messrs. Sveaas and Korsvold to the Board proposed hereby.  If this notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to any of the foregoing proposals or any additional or different proposals, or if any individual nominee to the Board shall become unable or unwilling to serve, this notice shall continue to be effective with respect to the remaining proposals, the remaining nominees and as to any replacement nominee.

Any such additional nominations or proposals, or amendments thereto, would be made without prejudice to or waiver of Kistefos’ position that any action to disqualify any of the Kistefos nominees or disregard the proposals made hereby through bylaw amendments or otherwise would constitute an unlawful attempt to diminish the stockholders’ rights to exercise democratic stockholder control over the governance of the Corporation.  As we have said in the past, we are prepared to act to defend those rights.

Please do not hesitate to contact me regarding this letter. You may also direct questions or correspondence to our counsel, Frode Jensen, at Holland & Knight.

Sincerely,

KISTEFOS AS

/s/ Åge Korsvold
Åge Korsvold
Chief Executive Officer

cc:	Joseph S. Compofelice
Myles W. Scoggins

Encls.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The participants in the proxy solicitation are Kistefos AS (“Kistefos”), Christen Sveaas and Åge Korsvold (collectively, the “Participants”).

Kistefos is the owner of 3,535,959 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Trico Marine Services, Inc. (the “Company”).  These shares represent approximately 22.8% of the Common Stock of the Company computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Kistefos has shared voting and dispositive power with Christen Sveaas with respect to these shares.

Kistefos is directly owned 63.2% by Christen Sveaas, 32.3% by Svolder Holding AS, a Norwegian aksjeselskap (stock company), and 4.5% by an entity directly owned by Christen Sveaas. Mr. Sveaas indirectly owns Svolder Holding AS.

As the sole beneficial owner of Kistefos, Christen Sveaas is the beneficial owner of 3,535,959 shares of the Common Stock. These shares represent approximately 22.8% of the Common Stock computed in accordance with Rule 13d-3 of the Exchange Act. Christen Sveaas has shared voting and dispositive power with Kistefos with respect to the shares it owns due to his ownership control of Kistefos.

As of the date of this filing, Mr. Korsvold does not directly own any shares of Common Stock of the Company.

The calculation of the percentages of beneficial ownership of the Common Stock set forth herein is based upon the 15,500,695 shares of Common Stock outstanding as of September 30, 2008, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

Other than Mr. Korsvold, the Participants have interests in this solicitation from either direct or indirect beneficial ownership of the Common Stock.  Messrs. Sveaas and Korsvold may be deemed to have an interest in their nominations for election to the Board of Directors (the “Board”) of the Company by virtue of compensation they will receive from the Company as a director, if elected to the Board.